UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

HUDSON ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41532	86-2712843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

19 West 44th Street, Suite 1001
New York, NY	10036
(Address of principal executive offices)	(Zip Code)

(347) 410 4710

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Right	HUDA U	The Nasdaq Stock Market LLC
Shares of Common Stock, par value $0.0001 per share	HUDA	The Nasdaq Stock Market LLC
Rights, each to receive one-fifth (1/5) of a share of Common Stock	HUDA R	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Business Combination Agreement

This section describes the material provisions of the Business Combination Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary and description of the Business Combination Agreement is not complete and is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. Stockholders of Hudson Acquisition I Corp. and other interested parties are urged to read the Business Combination Agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below are defined in the Business Combination Agreement.

The Business Combination

On November 22, 2024, Hudson Acquisition I Corp., a Delaware corporation (“HUDA”), entered into a Business Combination Agreement (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”) with EUROEV Holdings Limited, a British Virgin Islands business company (“EuroEV”), Aiways Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of EuroEV (“Merger Sub”), Aiways Automobile Europe GmbH, a German limited liability company (the “Company”) and Aiways Tech Limited, a Hong Kong company (the “Signing Seller” and each of the other holders of the Company’s shares that executes and deliver a joinder agreement to EuroEV, the “Joining Sellers”, and collectively with the Signing Seller, the “Sellers”).

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”): (a) EuroEV will acquire all of the issued and outstanding ordinary shares of the Company (the “Company Shares”) from the Sellers in exchange for ordinary shares of EuroEV, such that the Company becomes a wholly-owned subsidiary of EuroEV and the Sellers become shareholders of EuroEV (the “Share Exchange”); immediately thereafter (b) Merger Sub will merge with and into HUDA, with HUDA continuing as the surviving entity (the “Merger”), as a result of which (i) HUDA will become a wholly-owned subsidiary of EuroEV, and (ii) each issued and outstanding security of HUDA immediately prior to the effective time of the Merger (the “Effective Time”) will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of EuroEV, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law (the Merger, the Share Exchange and the other transactions contemplated by the Business Combination Agreement and the ancillary documents, together, the “Transactions”) and (c)  as a result of such Transactions, EuroEV will become a publicly traded company upon the Closing.

Consideration

As consideration for all of the Company Shares outstanding as of immediately prior to the Effective Time, EuroEV will issue and deliver to the Sellers an aggregate number of newly issued ordinary shares of EuroEV, par value $0.0001 per share (the “EuroEV Ordinary Shares”) with an aggregate value equal to the sum of (a) Four Hundred and Ten Million U.S. Dollars ($410,000,000) plus (b) the amount of any Transaction Financing (as defined below) that is made into the Company or its subsidiaries prior to the Closing, with each EuroEV Ordinary Share valued at Ten U.S. Dollars ($10.00) (such shares, the “Exchange Shares”). Each Seller will receive its pro rata share of the Exchange Shares based on the number of Company Shares owned by such Seller, divided by the total number of Company Shares outstanding as of immediately prior to the Effective Time. Additionally, at the Closing, except for such securities that are part of any Transaction Financing, the Company will terminate any issued and outstanding convertible securities of the Company that have not been converted or exercised prior to the Closing, without any consideration or payment therefor.

Representations and Warranties

The Business Combination Agreement contains a number of customary representations and warranties made by each of the Company, each Seller, HUDA and EuroEV as of the date of the Business Combination Agreement or other specified dates solely for the benefit of certain of the parties to the Business Combination Agreement, which in certain cases are subject to specified exceptions and materiality, Material Adverse Effect (as defined below), knowledge and other qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement. “Material Adverse Effect” as used in the Business Combination Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the business, assets, liabilities, results of operations or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole, or the ability of such person or any of its subsidiaries on a timely basis to consummate the Transactions, in each case subject to certain customary exceptions.

In the Business Combination Agreement, the Company made certain customary representations and warranties to HUDA and EuroEV as of the date of the Business Combination Agreement and as of the Closing, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) capitalization; (4) subsidiaries; (5) governmental approvals; (6) non-contravention; (7) financial statements; (8) absence of certain changes; (9) compliance with laws; (10) permits; (11) litigation; (12) material contracts; (13) intellectual property; (14) taxes and returns; (15) real property; (16) personal property; (17) title to and sufficiency of assets; (18) employee matters; (19) benefit plans; (20) environmental matters; (21) transactions with related persons; (22) insurance; (23) top customers and suppliers; (24) certain business practices; (25) the Investment Company Act of 1940; (26) finders and brokers; (27) independent investigation; and (28) information supplied.

In the Business Combination Agreement, each Seller, severally and not jointly, made certain customary representations and warranties to HUDA and EuroEV as of the date of the Business Combination Agreement and as of the Closing, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) ownership of the Company Shares, (4) governmental approvals; (5) non-contravention; (6) litigation; (7) investment representations; (8) finders and brokers; (9) information supplied; and (10) independent investigation.

In the Business Combination Agreement, HUDA made certain customary representations and warranties to the Company, EuroEV and the Sellers as of the date of the Business Combination Agreement and as of the Closing, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) governmental approvals; (4) non-contravention; (5) capitalization; (6) the Securities and Exchange Commission (the “SEC”) filings and financial statements; (7) reporting company and listing; (8) absence of certain changes; (9) compliance with laws; (10) orders and permits; (11) taxes and returns; (12) employees and employee benefit plans; (13) properties; (14) material contracts; (15) transactions with affiliates; (16) the Investment Company Act of 1940; (17) finders and brokers; (18) certain business practices; (19) insurance; (20) the trust account; (21) information supplied; and (22) independent investigation.

In the Business Combination Agreement, EuroEV made certain customary representations and warranties to HUDA, the Company and the Sellers with respect to EuroEV and Merger Sub as of the date of the Business Combination Agreement and as of the Closing, including representations and warranties related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) governmental approvals; (4) non-contravention; (5) capitalization; (6) title and ownership of the Exchange Shares to be issued to the Sellers; (7) activities of EuroEV and Merger Sub; (8) finders and brokers; (9) the Investment Company Act of 1940; (10) information supplied; and (11) independent investigation.

No Survival

The representations and warranties of the parties contained in the Business Combination Agreement terminate as of, and do not survive, the Closing, and, following their expiration, there are no indemnification rights for another party’s breach thereof. The covenants and agreements of the parties contained in the Business Combination Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party agreed in the Business Combination Agreement to use its commercially reasonable efforts to consummate the Business Combination. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), including, among other things, those relating to: (1) the provision of access to their properties, books and records, personnel, financial and operating data and other similar information, or as the parties may reasonably request regarding the other parties, (2)  the operation of their respective businesses in the ordinary course of business; (3) provision of consolidated financial statements of the Company; (4) HUDA’s public filings; (5) “no shop” obligations; (6) no insider trading; (7) notifications of certain breaches, consent requirements or other matters; (8) efforts to consummate the Closing and obtain third party and regulatory approvals; (9) efforts to cause EuroEV to maintain its status as a “foreign private issuer” under the U.S. Securities Exchange Act of 1934 Rule 3b-4; (10) further assurances; (11) public announcements; (12) confidentiality; (13) indemnification of directors and officers and tail insurance and (14) use of trust proceeds after the Closing. The Company also agreed to use its commercially reasonable efforts to deliver (i) the audited financial statements for the Company for the fiscal years ended December 31, 2023 and December 31, 2022 and (ii) the unaudited consolidated financial statements for the six (6) month period ended June 30, 2024, as promptly as practicable after the date of the Business Combination Agreement. HUDA, the Company and EuroEV also agreed to use their commercially reasonable efforts to enter into financing agreements for an aggregate of at least $100 million in proceeds on such terms and structuring, and using such strategy, placement agents and approach, as HUDA and the Company shall mutually agree (the “Transaction Financing”).

HUDA and EuroEV also agreed to prepare a registration statement on Form F-4 (the “Registration Statement”) to be filed by EuroEV with the SEC, to register (i) the EuroEV Ordinary Shares to be issued under the Business Combination Agreement to (A) the holders of HUDA securities and (B) Joining Sellers who first execute and deliver joinders after the date on which the Registration Statement shall have become effective (the “Registration Statement Effective Date”) (other than as a transferee of the Signing Seller or another Joining Seller who was a Joining Seller on or prior to the Registration Statement Effective Date), and (ii) the distribution of up to fifty percent (50%) (such percentage to be determined by the Signing Seller prior to the Registration Statement Effective Date) of the Exchange Shares to be received by the Signing Seller to the shareholders (the “Parent Shareholders”) of its ultimate parent entity, which Registration Statement will also contain a proxy statement of HUDA therein for the purpose of soliciting proxies from HUDA’s stockholders for the matters to be acted upon at a stockholders’ meeting to be called for HUDA stockholders, to vote on, among other matters, the Business Combination Agreement and the Transactions, and providing such holders with an opportunity to participate in the redemption of all or a portion of their public shares of HUDA upon the Closing (the “Closing Redemption”). As part of the Registration Statement, EuroEV will approve and adopt, subject to HUDA stockholder approval, an incentive equity plan with awards for 10% of the issued and outstanding EuroEV Ordinary Shares immediately after the Closing (after giving effect to the Closing Redemption).

The parties agreed to take all action necessary to cause EuroEV’s board of directors (the “Post-Closing EuroEV Board”) immediately after Closing to consist of individuals designated by the Company, including one (1) person that is designated by the Company prior to the Closing as the chairman of the Post-Closing EuroEV Board. The parties further agreed to take all action necessary so that the individuals serving as the chief executive officer and chief financial officer, respectively, of HUDA immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing.

HUDA also agreed that during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement, it will continue each month to exercise its right under its certificate of incorporation to extend the date by which HUDA must effect a business combination (currently January 25, 2025) for an additional month. Note: No extensions can be made after October 18, 2025, the date by which HUDA must effect a business combination.

The Company agreed that, as promptly as practicable after the Registration Statement Effective Date, it would either (i) call a meeting of the shareholders of the Company in order to obtain the requisite Company shareholder approval (the “Company Shareholder Meeting”), and the Company agreed to use its reasonable best efforts to solicit from the Company shareholders proxies in favor of the requisite Company shareholder approval prior to such Company Shareholder Meeting, or (ii) use its reasonable best efforts to obtain a signed written consent in lieu of a meeting of Company shareholders and the Company agreed to take all other actions necessary or advisable to secure the requisite Company shareholder approval.

Signing Seller made certain interest-free loans to the Company in the aggregate amount of $1,500,000 (the “HUDA Bridge Advance”), which the Company then loaned to HUDA. HUDA agreed that the proceeds from the HUDA Bridge Advance will be used solely for purposes of maintaining HUDA as a public company and implementing the consummation of the Transactions.

HUDA intends to amend it outstanding rights, which were issued as part of the units in its initial public offering, to decrease the number of shares issuable upon the consummation by HUDA of its business combination from one-fifth (1/5th) of a share of HUDA common stock to one-fiftieth (1/50th) of a share of HUDA common stock (the “Rights Amendment”). HUDA agreed to use its commercially reasonable efforts to, as promptly as practicable after the date of the Business Combination Agreement, (i) obtain the approval of the Rights Amendment by the holders of HUDA rights to (ii) otherwise effect the Rights Amendment, including filing with the SEC a proxy statement of HUDA (the “Rights Amendment Proxy Statement”) to call a meeting of the holders of HUDA Rights (or seek the written consent of the holders of HUDA rights) to approve the Rights Amendment, use its commercially reasonable efforts to have the Rights Amendment Proxy Statement “clear” comments with the SEC, send a copy of the Rights Amendment Proxy Statement to the holders of HUDA rights, and holding a meeting of the holders of HUDA rights (or seek the written consent of the holders of HUDA rights), in each case, as promptly as practicable after the date of the Business Combination Agreement.

Conditions to Consummation of the Business Combination

The Business Combination Agreement contains customary conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) the approval of the Business Combination Agreement and the Transactions and related matters by the requisite vote of HUDA stockholders; (ii) the approval of the Business Combination Agreement and the Transactions and related matters by the requisite vote of Company shareholders; (iii) expiration or termination of any waiting period under applicable antitrust laws; (iv) receipt of required third party consents, if any; (v) no law or order preventing the Business Combination; (vi) the members of the Post-Closing EuroEV Board having been appointed in accordance with the Business Combination Agreement; (vii) the Registration Statement having been declared effective by the SEC; (viii) approval from Nasdaq for the listing of the EuroEV Ordinary Shares to be issued in connection with the Business Combination; (ix) EuroEV shall have amended and restated its memorandum and articles of association in a form reasonably acceptable to HUDA and the Company; (x) each of the Company and HUDA shall have received evidence reasonably satisfactory that EuroEV qualifies as a foreign private issuer; and (xi) there shall not be any pending action brought by a third party that is not an affiliate of the parties to enjoin or otherwise prevent the consummation of the Closing.

In addition, unless waived by the Company, EuroEV, Merger Sub and Sellers, the obligations of the Company, EuroEV, Merger Sub and Sellers to consummate the Business Combination are subject to the satisfaction of the following additional conditions, in addition to the delivery by HUDA of the customary certificates and other Closing deliverables: (i) the representations and warranties of HUDA being true and correct on and as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (ii) HUDA having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with by it on or prior to the date of the Closing; (iii) absence of any Material Adverse Effect with respect to HUDA since the date of the Business Combination Agreement which is continuing and uncured; (iv) the Sponsor Agreement (as defined below) and the Insider Letter Amendment (as defined below) in each case shall be effective as of Closing; (v) each Seller or Parent Shareholder other than the Unlocked Company Shareholders (as defined in the Business Combination Agreement) shall have executed and delivered to EuroEV a Lock-Up Agreement (as defined below) and each such Lock-Up Agreement effective as of the Closing; (vi) the parties shall have amended and restated HUDA’s existing registration rights agreement in form and substances reasonably acceptable to HUDA, EuroEV and the Company to, among other matters, have EuroEV assume the registration obligations of HUDA under the existing registration rights agreement, have such rights apply to the EuroEV Ordinary Shares, and to provide the EuroEV Insiders (as defined in the Business Combination Agreement) with registration rights thereunder (the “Amended Registration Rights Agreement”); and (vi) the Post-Closing EuroEV Board shall have been elected or appointed as of the Closing in a manner consistent with the Business Combination Agreement. There is no minimum cash condition.

Finally, unless waived by HUDA, the obligations of HUDA to consummate the Business Combination are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by the Company Entities customary certificates and other Closing deliverables: (i) All of the representations and warranties of the Company Entities and the Sellers set forth in the Business Combination Agreement and in any certificate delivered by or on behalf of the Company Entities or any Seller pursuant hereto shall be true and correct on and as of the date of the Business Combination Agreement and on and as of the Closing.(Subject to Material Adverse Effect); (ii) The Company Entities and the Sellers shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Closing Date; (iii) Each Seller or Parent Shareholder that is not an Unlocked Company Shareholder shall have executed and delivered to HUDA a Lock-Up Agreement, and each Lock-Up Agreement effective as of the Closing; and (iv) absence of any Material Adverse Effect with respect to the Company and its subsidiaries on a consolidated basis since the date of the Business Combination Agreement which is continuing and uncured.

Termination

In addition to termination by mutual agreement among parties, the Business Combination Agreement may be terminated at any time prior to the Closing by either HUDA or the Company if the Closing does not occur by April 18, 2025 (the “Outside Date”).

The Business Combination Agreement may also be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by either HUDA or the Company if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-applicable; (ii) by the Company for HUDA’s uncured material breach of the Business Combination Agreement, such that the related Closing condition would not be met; (iii) by HUDA for the uncured material breach of the Business Combination Agreement by the Company, EuroEV, Merger Sub or any Seller such that the related Closing condition would not be met; and (iv) by written notice by the Company to HUDA if HUDA holds its stockholder meeting to approve the Business Combination Agreement and the Transactions and such approval is not obtained.

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations) will terminate, and no party to the Business Combination Agreement will have any further liability to any other party thereto, other than for willful breach or fraud prior to termination. The Business Combination Agreement does not provide for any termination fees. However, if the Company terminates the Business Combination for HUDA’s uncured material breach of the Business Combination Agreement such that the related Closing condition would not be met, HUDA shall immediately repay the HUDA Bridge Advance upon such termination.

Trust Account Waiver

The Company, EuroEV, Merger Sub and Seller each agreed on behalf of themselves and their respective subsidiaries that they will not have any right, title, interest or claim of any kind in or to any monies in HUDA’s trust account (including any distributions therefrom) held for its public stockholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom) other than in connection with the Closing.

Governing Law

The Business Combination Agreement is governed by the laws of the State of Delaware without regard to the conflict of laws principles thereof. All actions arising out of or relating to the Business Combination Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware or if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court (or in any appellate court therefrom).

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts). The Business Combination Agreement has been filed with this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about HUDA, the Company, Merger Sub, EuroEV, the Sellers, or any other party to the Business Combination Agreement. Additionally, the representations, warranties, covenants and agreements contained in the Business Combination Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in HUDA’s and EuroEV’s public disclosures.

Related Agreements

Sponsor Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, Hudson SPAC Holdings, LLC, a Delaware limited liability company (the “Sponsor”), Pengfei Xie (the “Sponsor Guarantor” and together with the Sponsor, each a “Sponsor Party”), the Company, EuroEV and HUDA entered into a letter agreement (the “Sponsor Agreement”), pursuant to which among other things, (a) each Sponsor Party agreed to, jointly and severally, (i) pay for all HUDA closing expenses (other than HUDA pre-closing tax liabilities) at or prior to the Closing, (ii) pay for any required HUDA pre-closing tax liabilities, which payment will be repaid by EuroEV to the Sponsor in cash without interest within one (1) month after the Closing, (iii) indemnify EuroEV, HUDA and the Company and their respective representatives to the extent that any HUDA closing expenses (other than HUDA pre-closing tax liabilities) have not been paid or otherwise fully satisfied as of the Closing, and (iv) immediately repay the HUDA Bridge Advance to the Company if the Company terminates the Business Combination for HUDA’s uncured material breach of the Business Combination Agreement, (b) HUDA’s obligations under any loans made by the Sponsor to HUDA prior to the Closing, up to an aggregate of One Million Five Hundred Thousand U.S. Dollars ($1,500,000), will be converted into EuroEV Ordinary Shares at the Closing at a conversion price of Ten U.S. Dollars ($10.00) per EuroEV Ordinary Share (“Converted Sponsor Loans”), and (c) the Sponsor agreed to provide reasonable support for the Transaction Financing.

Insider Letter Amendment

Simultaneously with the execution of the Business Combination Agreement, HUDA, EuroEV, the Sponsor, the Company and other HUDA insiders entered into an amendment (the “Insider Letter Amendment”) to the letter agreement that was entered into in connection with HUDA’s initial public offering (the “Insider Letter”), to (i) give EuroEV and the Company rights to enforce the terms of the Insider Letter, (ii) effective as of the Closing, assign the rights and obligations of HUDA under the Insider Letter to EuroEV and (iii) provide that up to an aggregate of 3,000,000 EuroEV Ordinary Shares issued pursuant to the Business Combination Agreement in exchange for the founder shares, private units, private shares and private rights issued in a private placement in connection with HUDA’s initial public offering, when added together with the EuroEV Ordinary Shares issued pursuant to the Business Combination Agreement in satisfaction of the Converted Sponsor Loans, will be released from the lock-up periods applicable thereunder.

Lock-Up Agreement

On or prior to the Closing, each Seller and Parent Shareholder, except for such Sellers and Parent Shareholders (as defined in the Business Combination Agreement) that will not be EuroEV Insiders (as defined in the Business Combination Agreement) immediately after the Closing and that are expected as of immediately after the Closing to hold an aggregate of 3,000,000 EuroEV Ordinary Shares (such Sellers and Parent Shareholders that are not required to sign Lock-Up Agreements, the “Unlocked Company Shareholders”), will enter into a Lock-Up Agreement with EuroEV and HUDA in substantially the form attached as Exhibit 10.3 of this Form 8-K (the “Lock-Up Agreements”), which Lock-Up Agreements will become effective as of the Closing. The Lock-Up Agreements pertain to all of the EuroEV Ordinary Shares to be issued to either the Sellers or Parent Shareholders, unless otherwise excluded as an Unlocked Company Shareholder, under the Business Combination Agreement (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth in the Lock-Up Agreements.

Pursuant to each Lock-Up Agreement, each individual agreed not to, during the period commencing from the Closing Date and ending on (A) (x) with respect to 50% of the Restricted Securities, the earlier of the six (6) month anniversary of the date of the Closing and the date on which the closing price of the EuroEV Ordinary Shares exceeds $12.50 for any 20 trading days within a 30-day trading period following the Closing and (y) with respect to the remaining 50% of the Restricted Securities, the six (6) month anniversary of the date of the Closing and (B) (B) the date after the Closing on which EuroEV consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of EuroEV’s shareholders having the right to exchange their equity holdings in EuroEV for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”).

The Sponsor Agreement, Insider Letter Amendment, and Lock-Up Agreement are filed with the Current Report on Form 8-K as Exhibits 10.,1 10.2, and 10.3, respectively, and are incorporated herein by reference, and the foregoing descriptions of the Sponsor Agreement, Insider Letter Amendment, and Lock-Up Agreement are qualified in their entirety by reference thereto.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are not historical facts and are forward-looking statements within the meaning of the federal securities laws with respect to the proposed business combination among HUDA, the Company and EuroEV (the “Business Combination”), including without limitation statements regarding the anticipated benefits of the proposed Business Combination, the anticipated timing of the proposed Business Combination, the implied enterprise value, future financial condition and performance of the Company and EuroEV after the Closing and expected financial impacts of the proposed Business Combination, the satisfaction of closing conditions to the proposed Business Combination, the level of redemptions of HUDA’s public stockholders and the products and markets and expected future performance and market opportunities of the Company and EuroEV. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “think,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “seeks,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of HUDA’s securities; (ii) the risk that the proposed Business Combination may not be completed by HUDA’s business combination deadline; (iii) the failure to satisfy the conditions to the consummation of the proposed Business Combination, including the approval of the Business Combination Agreement by the stockholders of HUDA and shareholders of the Company, the satisfaction of the closing requirements and the receipt of certain governmental, regulatory and third party approvals; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement; (v) redemptions exceeding anticipated levels; (vi) the failure to meet Nasdaq initial listing standards in connection with the consummation of the proposed Business Combination; (vii) the effect of the announcement or pendency of the proposed Business Combination on the Company’s business relationships, operating results, and business generally; (viii) risks that the proposed Business Combination disrupts current plans and operations of the Company; (ix) the outcome of any legal proceedings that may be instituted against the Company, HUDA or EuroEV related to the Business Combination Agreement or the proposed Business Combination; (x) changes in the markets in which the Company competes, including with respect to its competitive landscape, technology evolution, or regulatory changes; (xi) changes in domestic and global general economic conditions; (xii) the risk that the Company may not be able to execute its growth strategies; (xiii) risks related to supply chain disruptions; (xiv) the risk that the Company may not be able to develop and maintain effective internal controls; (xv) costs related to the proposed Business Combination and the failure to realize anticipated benefits of the proposed Business Combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions; (xvi) the ability to recognize the anticipated benefits of the proposed Business Combination and to achieve commercialization and development plans, and identify and realize additional opportunities, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth economically and hire and retain key employees; (xvii) inability to achieve successful results or to obtain licensing of third-party intellectual property rights for future discovery and development of the Company’s projects; (xviii) failure to commercialize products and achieve market acceptance of such products; (xix) the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (xx) the risk that EuroEV, post-combination, experiences difficulties in managing its growth and expanding operations; (xxi) the risk of product liability or regulatory lawsuits or proceedings relating to the Company’s business; (xxii) risks associated with intellectual property protection; (xxiii) the risk that the Company is unable to secure or protect its intellectual property; and (xxiv) those factors discussed in HUDA’s and EuroEV’s filings with the SEC and that will be contained in the Registration Statement relating to the proposed Business Combination.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the Registration Statement and the amendments thereto, and other documents to be filed by HUDA and EuroEV from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while the EuroEV, the Company and HUDA may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. None of EuroEV, the Company or HUDA gives any assurance that EuroEV, the Company or HUDA will achieve expectations. These forward-looking statements should not be relied upon as representing EuroEV’s, HUDA’s or the Company’s assessments as of any date subsequent to the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information and Where to Find It

In connection with the Business Combination Agreement and the proposed Business Combination, EuroEV intends to file relevant materials with the SEC, including the Registration Statement, which will include a proxy statement/prospectus of HUDA, and will file other documents regarding the proposed Business Combination with the SEC. This communication is not intended to be, and is not, a substitute for the Registration Statement or any other document that HUDA has filed or that EuroEV or HUDA may file with the SEC in connection with the proposed Business Combination. HUDA Stockholders, the Joining Sellers and other interested persons are advised to read, when available, the Registration Statement and the amendments thereto, and documents incorporated by reference therein filed in connection with the proposed Business Combination, as these materials will contain important information about EuroEV, HUDA, the Company, the Business Combination Agreement, and the proposed Business Combination. When available, the definitive proxy statement and other relevant materials for the proposed Business Combination will be mailed to stockholders of HUDA as of a record date to be established for voting on the proposed Business Combination. Before making any voting or investment decision, investors and stockholders of HUDA are urged to carefully read the entire proxy statement, when available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed Business Combination. HUDA’s investors and stockholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Hudson Acquisition I Corp., 19 West 44th Street, Suite 1001, New York, NY 10036.

Participants in the Solicitation

EuroEV, HUDA, the Company, and their respective directors, executive officers, other members of management and employees may be deemed participants in the solicitation of proxies from HUDA’s stockholders with respect to the proposed Business Combination. Information regarding the officers and directors of HUDA is set forth in HUDA’s annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on July 23, 2024.  Additional information regarding the interests of such potential participants will also be included in the Registration Statement and other relevant documents filed with the SEC.

No Offer or Solicitation

This Current Report on Form 8-K is not a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Transaction and will not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of November 22, 2024, by and among Hudson Acquisition I Corp., EUROEV Holdings Limited, Aiways Merger Sub, Inc., Aiways Automobile Europe GmbH, Aiways Tech Limited and upon execution of a joinder, the other parties thereto.
10.1	Sponsor Agreement, dated as of November 22, 2024, by and among Hudson SPAC Holding, LLC, Pengfei Xie, Aiways Automobile Europe GmbH, EUROEV Holdings Limited and Hudson Acquisition I Corp.
10.2	Insider Letter Amendment, dated as of November 22, 2024, by and among Hudson Acquisition I Corp., EUROEV Holdings Limited, Hudson SPAC Holdings, LLC and Aiways Automobile Europe GmbH
10.3	Form of Lock-Up Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2024

HUDSON ACQUISITION I CORP.

By:	/s/ Warren Wang
Name:	Warren Wang
Title	Chief Executive Officer

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